EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             AND REPORT ON SCHEDULE

     We consent to the use in this Registration Statement of Westcon Group, Inc. on Amendment No. 1 to Registration Statement No. 333-113235 on Form S-1 of our report dated June 21, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of a new accounting principle effective March 1, 2002), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Westcon Group, Inc., listed in Item 16(b) of Part II of this Registration Statement. This financial statement schedule is the responsibility of Westcon Group Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.



/s/ Deloitte & Touche LLP
Stamford, Connecticut

July 8, 2004